Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Corning Natural Gas Corporation
330 W. William Street
Corning, New York 14830

We consent to the inclusion by reference of our report dated December 11, 2008, in the Registration Statement on  Form S-3, with respect to the consolidated balance sheets of Corning Natural Gas Corporation as of September 30, 2008 and 2007, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for the years then ended.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ ROTENBERG & CO., LLP

Rochester, New York
  May 19,  2009